Exhibit 10.3

DONNELLEY FINANCIAL SOLUTIONS, INC.
FORM OF PERFORMANCE UNIT AWARD
(AMENDED AND RESTATED 2016 PIP)

This Performance Unit Award (“Award”) is granted as of [Date] (the “Grant Date”), by Donnelley Financial Solutions, Inc. (the “Company”) to [Name] (“Grantee”).

1.
Grant of Award. This Award is granted as an incentive for Grantee to remain an employee of the Company and share in the future success of the Company. The Company hereby credits to Grantee [Number] stock units (the “Performance Units”) (which number represents target achievement of the Performance Conditions (as defined below)), subject to the restrictions and on the terms and conditions set forth herein. This Award is made pursuant to the provisions of the Company’s Amended and Restated 2016 Performance Incentive Plan (the “A&R 2016 PIP”). Capitalized terms not defined herein shall have the meanings specified in the A&R 2016 PIP.
2.
Vesting and Determination of Achievement; Distribution of Award.
(a)
Except to the extent otherwise provided in paragraph 4 or 5 below, the Award shall vest on the third anniversary of the Grant Date (the “Vesting Date”), subject to Grantee’s continued employment with the Company through the Vesting Date. The number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) payable in respect of vested Performance Units will be determined according to the attainment of the performance condition or conditions as established by the Committee and set forth on Exhibit A hereto (each, a “Performance Condition”) for the performance period applicable to such Performance Condition as established by the Committee and set forth on Exhibit A (each, a “Performance Period”). The Committee shall determine the attainment of each Performance Condition after the completion of the applicable Performance Period (a “Performance Determination”) and shall certify the number of shares of Common Stock determined to be payable in respect of the Award following the conclusion of the Performance Period with the latest completion date.
(b)
Except to the extent otherwise provided in paragraph 4 or 5 below, distribution with respect to this Award shall be made to Grantee as soon as practicable following the Vesting Date, but no later than 60 days thereafter. Distribution of this Award may be made in Common Stock, cash (based upon the fair market value of the Common Stock on the date of distribution) or any combination thereof as determined by the Committee.
3.
Dividends; Voting.
(a)
No dividends or dividend equivalents will accrue with respect to the Performance Units.
(b)
Grantee shall have no right to vote shares of common stock represented by the Performance Units unless and until distribution with respect to this Award is made in Common Stock pursuant to paragraph 2(b) above.

4.
Treatment upon Separation or Termination.
(a)
If Grantee’s employment terminates by reason of death or Disability (as defined in the applicable Company long-term disability policy as in effect at the time of Grantee’s disability) prior to the Vesting Date, the Award shall vest at such termination of employment and be distributed as follows. Performance Units associated with a Performance Condition for which the Performance Period has been completed shall vest and become payable based on the Performance Determination. Performance Units associated with a Performance Condition for which the Performance Period has not been completed shall vest pro rata based on a fraction, the numerator of which is the number of days Grantee was employed by the Company during such Performance Period and the denominator of which is the total number of days in the applicable Performance Period, and shall become payable based on the attainment of target performance level for each such Performance Condition; provided that target performance level in respect of a Performance Condition that modifies the attainment of another Performance Condition shall mean that no such modification will apply. Distribution of such vested Performance Units shall be made as soon as practicable following Grantee’s termination of employment, but no later than 60 days thereafter.
(b)
Subject to paragraph 5 below and the terms and conditions of any employment agreement between Grantee and the Company or other plan or arrangement with the Company applicable to Grantee, if Grantee’s employment terminates prior to the Vesting Date for any reason other than as set forth above, the Award shall be forfeited.
5.
Treatment upon Change in Control.
(a)
At the time of Grantee’s termination of employment, if Grantee is a participant in the Company’s Executive Severance Plan or subject to an employment agreement approved by the Board, the terms and conditions of such documents shall apply. At the time of Grantee’s termination of employment, if Grantee is not a participant in the Company’s Executive Severance Plan or subject to an employment agreement approved by the Board, then, notwithstanding any other agreement with Grantee to the contrary, upon the date of a Change in Control, each Performance Condition for which the Performance Period has not been completed shall be deemed met at the target performance level (the “Change in Control Performance Determination”); provided that target performance level in respect of a Performance Condition that modifies the attainment of another Performance Condition shall mean that no such modification will apply. The Award will continue to remain subject to time-based vesting until the Vesting Date; provided, however, that if on or within three months prior to or two years after the date of such Change in Control, Grantee’s employment is terminated by the Company or any successor entity thereto without Cause, or Grantee resigns his or her employment with Good Reason, the Award shall immediately vest as of the date of such termination of employment and become payable based on the Change in Control Performance Determination and any Performance Determination with respect to a Performance Period that was completed prior to the date of a Change in Control. Distribution of such vested Award shall be made as soon as practicable following Grantee’s termination of employment, but no later than 15 days thereafter. Unless otherwise defined in Grantee’s employment agreement or other plan or arrangement with the Company applicable to Grantee, “Cause” and “Good Reason” shall have the meanings ascribed to them below.

“Cause” means (i) Grantee’s willful and continued failure to perform substantially his or her duties with the Company (other than any such failure resulting from Grantee’s incapacity due to physical or mental illness or any such failure subsequent to Grantee’s being delivered a notice of termination without Cause) after a written demand for substantial performance is delivered to Grantee by the Group President, the Chief Executive Officer, or the Board that identifies the manner in which Grantee has not performed his or her duties, (ii) Grantee’s willful engaging in conduct which is demonstrably and materially injurious (monetarily or otherwise) to the business, reputation, character or community standing of the Company, (iii) conviction of or the pleading of nolo contendere with regard to a felony or any crime involving fraud, dishonesty or moral turpitude, or (iv) a refusal or failure to attempt in good faith to follow the written direction of the Group President, the Chief Executive Officer, or the Board (provided that such written direction is consistent with Grantee’s duty and station) promptly upon receipt of such written direction. For the purposes of this definition, no act or failure to act by Grantee shall be considered “willful” unless done or omitted to be done by Grantee in bad faith and without reasonable belief that Grantee’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of the Company’s principal outside counsel shall be conclusively presumed to be done, or omitted to be done, by Grantee in good faith and in the best interests of the Company. Notwithstanding the foregoing, the Company shall provide Grantee with a reasonable amount of time, after a notice and demand for substantial performance is delivered to Grantee, to cure any such failure to perform, and if such failure is so cured within a reasonable time (which shall be no less than thirty (30) days) thereafter, such failure shall not be deemed to have occurred.

“Good Reason” means, without Grantee’s express written consent, the occurrence of any of the following events: (i) a change in Grantee’s duties or responsibilities (including reporting responsibilities) that taken as a whole represents a material and adverse diminution of Grantee’s duties, responsibilities or status with the Company (other than a temporary change that results from or relates to Grantee’s incapacitation due to physical or mental illness), (ii) a reduction by the Company in Grantee’s rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target) as the same may be increased from time to time, (iii) any requirement of the Company that Grantee’s office be more than seventy-five (75) miles from Grantee’s then-primary work location, or (iv) any material breach by the Company of any employment agreement between Grantee and the Company.

Notwithstanding the foregoing, a Good Reason event shall not be deemed to have occurred if the Company cures such action, failure or breach within thirty (30)

days after receipt of notice thereof given by Grantee. Grantee’s right to terminate employment for Good Reason shall not be affected by Grantee’s incapacities due to mental or physical illness and Grantee’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; provided, however, that Grantee must provide notice of termination of employment within ninety (90) days following Grantee’s knowledge of an event constituting Good Reason or such event shall not constitute Good Reason under this Award.

(b)
In the event that, in connection with a Change in Control, shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, are substituted, pursuant to Section 3(d)(i) of Article VI of the Plan, for some or all of the shares of common stock subject to the Performance Units granted hereunder (the “Replaced Award”), an award evidencing such substitution shall satisfy the terms and conditions to qualify as a Replacement Award. Such substituted award constitutes a “Replacement Award” if: (i) it is of the same type as the Replaced Award after taking into account any vesting of the Replaced Award in connection with the Change in Control (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 3(d)(i) of Article VI of the Plan; and (v) its other terms and conditions are not less favorable to Grantee than the terms and conditions of the Replaced Award (including any provisions that would apply in the event of a subsequent Change in Control).

Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the foregoing conditions are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Replaced Awards and Replacement Awards that are options or SARs by reference to either their intrinsic value or their fair value.

6.
Withholding Taxes.
(a)
As a condition precedent to the issuance to Grantee of any shares of Common Stock pursuant to this Award, Grantee shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If Grantee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to Grantee.
(b)
Grantee may elect to satisfy his obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company of previously owned whole shares of Common Stock for which Grantee has good title, free and clear of all liens and encumbrances, having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the “Tax Date”), equal to the Required Tax Payments, (3) directing the Company to withhold a number of shares of Common Stock otherwise issuable to Grantee pursuant to this Award having a fair market value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1)-(3). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by Grantee. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full. For purposes of this Award, the fair market value of a share of Common Stock on a specified date shall be determined by reference to the closing stock price in trading of the Common Stock on such date, or, if no such trading in the Common Stock occurred on such date, then on the next preceding date when such trading occurred.
7.
Miscellaneous.
(a)
The Company shall pay all original issue or transfer taxes with respect to the issuance or delivery of shares of Common Stock pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use reasonable efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.
(b)
Nothing in this Award shall confer upon Grantee any right to continue in the employ of the Company or any other company that is controlled, directly or indirectly, by the Company or to interfere in any way with the right of the Company to terminate Grantee’s employment at any time.
(c)
No interest shall accrue at any time on this Award or the Performance Units.
(d)
This Award shall be governed in accordance with the laws of the state of Delaware.
(e)
This Award shall be binding upon and inure to the benefit of any successor or successors to the Company.
(f)
Neither this Award nor the Performance Units nor any rights hereunder or thereunder may be transferred or assigned by Grantee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or other procedures approved by the

Company. Any other transfer or attempted assignment, pledge or hypothecation, whether or not by operation of law, shall be void.
(g)
The Committee, as from time to time constituted, shall have the right to determine any questions that arise in connection with this Award or the Performance Units. This Award and the Performance Units are subject to the provisions of the A&R 2016 PIP and shall be interpreted in accordance therewith.
(h)
By acceptance of this Award, Grantee shall be deemed to be in agreement that the vesting of any outstanding performance units granted to Grantee prior to the Grant Date are subject to Grantee’s continued employment with the Company through the third anniversary of the applicable grant date, except to the extent expressly provided otherwise in the applicable award agreement, any employment agreement between Grantee and the Company or other plan or arrangement with the Company applicable to Grantee.
(i)
If there is any inconsistency between the terms and conditions of this Award and the terms and conditions of Grantee’s employment agreement, employment letter or other similar agreement, the terms and conditions of such agreement shall control.
(j)
This Award is intended and will be construed to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (including the requirements applicable to, or the conditions for exemption from treatment as, “deferred compensation” within the meaning of Section 409A of the Code), whether by reason of “short-term deferral” treatment or other exemptions or provisions. This Award shall be administered and interpreted to the extent possible in a manner consistent with the intent expressed in this paragraph. If any compensation or benefits provided by this Award may result in accelerated or additional tax under Section 409A of the Code, the Company shall, in consultation with Grantee, modify this Award as necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A of the Code or in order to comply with the provisions of Section 409A of the Code. By signing this Award, Grantee acknowledges that if any amount paid or payable to Grantee becomes subject to Section 409A of the Code, Grantee is solely responsible for the payment of any taxes and interest due as a result. For purposes of Section 409A of the Code, each payment made under this Award will be treated as a separate payment. In no event may Grantee, directly or indirectly, designate the calendar year of payment.
(k)
Each party agrees that this Award and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Award or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

IN WITNESS WHEREOF, the Company has caused this Award to be duly executed by its duly authorized officer.

DONNELLEY FINANCIAL SOLUTIONS, INC.

By:

Name:
Title:

All of the terms of this Award are accepted as of this ______ day of _______________.

Grantee:

Exhibit A